UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2007

HARLEYSVILLE GROUP INC.
(Exact name of registrant as specified in its charter)
Delaware	0-14697	51-0241172
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

355 Maple Avenue, Harleysville, PA 19438-2297
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 256-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

ITEM 5.02. DEPARTURE OF CERTAIN DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 1, 2007, Harleysville Group Inc. (the “Company”) announced the election, by the Company’s board of directors, of two new independent directors, Barbara Austell and William Gray. Ms. Austell and Mr. Gray were elected to fill vacancies on the Company’s board of directors. Ms. Austell was elected as a Class A director, with a term to expire in 2010, and Mr. Gray was elected as a Class B director, with a term to expire in 2009.

Ms. Austell served as senior vice president of finance and treasurer of ARAMARK Corporation from 1996 to 2004. Prior to that, she was with J.P. Morgan & Co., Inc. for 21 years, most recently as managing director—investment banking. She currently serves on the boards of Williams College, where she chairs the Campus Life Committee; the Mann Center for the Performing Arts, where she chairs the Finance Committee; and The Pennsylvania Ballet. She also has served on the boards of directors of Spectrum Healthcare Services, Inc. and the Mid-Atlantic Regional Advisory Board for FM Global. She is a graduate of Williams College in Williamstown, Mass.

Mr. Gray is co-chief executive officer of Ogilvy North America, the largest unit of the Ogilvy & Mather Worldwide agency network, and a subsidiary of WPP Group, the international marketing services organization. Prior to being named to his current position in 2005, he served as president of the organization’s New York office for eight years. He has been associated with Ogilvy & Mather since 1978. Mr. Gray is chairman of the board of the American Red Cross of Greater New York, a post he was appointed to in 2002. He also serves as a trustee of the New York Public Library, and Century Shares Trust and Century Shares Small Cap Fund. In addition, he serves on the Ad Council, the National Advertising Review Board and the Wakeman Boys.

ITEM 8.01. OTHER EVENTS.

Also, on August 1, 2007, the Company announced that its board of directors had approved a 32 percent increase in the Company’s regular quarterly cash dividend to $0.25 per share from $0.19 per share. The first such dividend will be paid on September 28, 2007 to stockholders of record on September 14, 2007.

The Company further announced that, on the same date, its board of directors had authorized a new share repurchase program pursuant to which the Company may repurchase up to an additional 1.6 million shares of its outstanding common stock. The Company may make purchases in the open market or in privately negotiated transactions. The Company’s board of directors also authorized the Company to make purchases under a Rule 10b5-1 trading plan, which permits the Company to repurchase its common stock during times when it would not otherwise be in the market due to self-imposed trading blackout periods or possible possession of nonpublic information. The share repurchase program will remain in place for a maximum term of two years.

A copy of the press release announcing the dividend increase and the share repurchase program is provided as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number  Description

99.1  Press Release issued August 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE GROUP INC. Registrant

Date: August 7, 2007	By:	/s/ Robert A. Kauffman
Senior Vice President, Secretary, General Counsel & Chief Governance Officer